Exhibit 99.2

TIER REIT Announces Third Quarter 2015 Financial Results

- Reports FFO Excluding Certain Items of $0.42 Per Diluted Share -

Dallas, Texas - November 4, 2015 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in acquiring, developing and operating office properties located in select U.S. markets, today announced financial results for the quarter ended September 30, 2015.

Highlights for the Quarter Ended September 30, 2015

•	Reported FFO attributable to common stockholders of $18.9 million, or $0.39 per diluted share, an increase of 10.5% as compared to $17.1 million for the third quarter of 2014.

•	Reported FFO attributable to common stockholders, excluding certain items of $20.7 million, or $0.42 per diluted share, an increase of 15.0% as compared to $18.0 million for the third quarter of 2014.

•	Achieved Same Store GAAP NOI of $35.9 million, an increase of 10.2% as compared to $32.5 million for the third quarter of 2014.

•
Reported a net loss attributable to common stockholders of $13.8 million, or $0.28 per diluted share, compared to a net loss attributable to common stockholders of $16.4 million, or $0.33 per diluted share, for the third quarter of 2014.

•	Completed approximately 338,000 square feet of leasing, including approximately 163,000 square feet of new and expansion leasing.

•	Acquired various real estate interests in The Domain (Austin, Texas) for a contract purchase price of $201.1 million, and subsequently sold certain non-office interests for a total of $37.0 million.

•	Reduced weighted average borrowing cost by an additional 29 basis points to 4.14%.

•	Completed the listing of the Company’s shares of common stock on the New York Stock Exchange (NYSE) under the ticker symbol “TIER.”

“Our high quality, diversified portfolio delivered strong results in the third quarter, highlighted by a 15.0% increase in FFO attributable to common stockholders, excluding certain items, and a 10.2% increase in Same Store GAAP NOI. In July, we successfully completed the listing of our shares on the NYSE, which we believe will provide us access to additional capital and allow us to execute our long term strategy,” stated Scott Fordham, Chief Executive Officer and President of TIER REIT. “Going forward, we intend to drive growth by leasing up our existing portfolio, selling assets in markets we consider non-strategic and redeploying the proceeds into best-in-class assets in our target, high growth markets as we identify strategic opportunities to create value for our stockholders. Additionally, we intend to continue to enhance our financial flexibility and lower our cost of capital by repaying higher priced CMBS debt as we did this quarter. We believe we have an unparalleled opportunity to create long term value for our stockholders.”

Financial Results

Funds from Operations (FFO) attributable to common stockholders for the quarter ended September 30, 2015, was $18.9 million, or $0.39 per diluted share, an increase of 10.5% as compared to $17.1 million, or $0.34 per diluted share, for the quarter ended September 30, 2014. FFO attributable to common stockholders, excluding certain items for the quarter ended September 30, 2015, was $20.7 million, or $0.42 per diluted share, an increase of 15.0%, as compared to $18.0 million, or $0.36 per diluted share, for the quarter ended September 30, 2014.

Net loss attributable to common stockholders was $13.8 million, or $0.28 per basic and diluted share for the quarter ended September 30, 2015, as compared to a net loss attributable to common stockholders of $16.4 million, or $0.33 per basic and diluted share, for the quarter ended September 30, 2014.

FFO attributable to common stockholders, excluding certain items, excludes costs associated with acquisition expenses, loss on early extinguishment of debt, default interest, and dilution of Series A Convertible Preferred Stock, as well as non-recurring items, such as fees paid to terminate third party property management and administrative services and costs associated with listing the Company’s shares of common stock on the NYSE and the related tender offer.

Leasing Update

During the third quarter of 2015, the Company entered into leases for 338,000 square feet with an average lease term of 6.8 years, which included 175,000 square feet of renewals, 41,000 square feet of expansion space, and 122,000 square feet of new leasing. Significant leases included a 63,000 square foot lease with Travelers Insurance at Lawson Commons, a 64,000 square foot lease with CohnReznick at 500 E. Pratt, and a 41,000 square foot lease with Carewise Health at Hurstbourne Park.

Occupancy at the Company’s 35 operating office properties was 89.4% at September 30, 2015, compared to occupancy of 87.7% for those properties at September 30, 2014. Occupancy at the Company’s operating office properties in strategic markets was 91.9% at September 30, 2015. As of September 30, 2015, the Company had approximately 629,000 square feet of commenced leases that were in free rent, as well as approximately 93,000 square feet of executed leases yet to commence for currently vacant space.

Acquisition/Disposition Activity

In July 2015, the Company acquired various real estate interests in both existing operating properties and unimproved land in The Domain (Austin, Texas), a premier mixed-use development, for a contract purchase price of $201.1 million. The transaction included the acquisition of two Class A, creative-space office buildings totaling 332,000 square feet, a 49.84% interest in two additional Class A office buildings totaling 337,000 square feet, various land parcels totaling approximately 24 acres (exclusive of parcels sold) for future office development, land parcels zoned for multifamily development, and a deposit for an interest in a multifamily residential property.  The Company subsequently sold the parcels zoned for multifamily development for approximately $22.0 million to an unrelated third party and completed the acquisition of the multifamily property for approximately $15.0 million and concurrently sold it to an unrelated third party for approximately $15.0 million.

Financing and Capital Markets Activity

In July 2015, the Company listed its shares of common stock on the NYSE under the ticker symbol “TIER.” In conjunction with the listing, the Company commenced a modified “Dutch Auction” tender offer, through which it purchased a total of approximately 2.63 million shares of common stock for an aggregate cost of approximately $50.0 million, excluding fees and expenses related to the tender offer. At September 30, 2015, the Company had 47.2 million shares of common stock outstanding.

During the third quarter of 2015, the Company paid off the $42.0 million loan secured by its Loop Central property and further reduced its weighted average interest rate by 29 basis points. As of September 30, 2015, the Company had $101.0 million outstanding under its credit facility with an additional $66.3 million of available borrowing capacity. At quarter end, the Company’s total debt (including the Company’s share of unconsolidated debt) was $1.2 billion, comprised of 84.0% fixed rate debt (including the effect of in-place interest rate swaps) and 16.0% variable rate debt, with a total weighted average effective interest rate of 4.14%.

Distributions

For the third quarter of 2015, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on September 30, 2015, which was paid on October 8, 2015.

On November 3, 2015, the Company’s board of directors authorized a distribution for the fourth quarter of 2015 in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on December 30, 2015, payable on January 8, 2015.

2015 Outlook

The Company updated its outlook for 2015 FFO attributable to common stockholders at $0.77 to $0.79 per share and its outlook for 2015 FFO attributable to common stockholders, excluding certain items, at $1.52 to $1.54 per share. This outlook reflects management’s view of current and future market conditions, including assumptions such as rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares and units outstanding, interest rates, and the pending dispositions of Paces West (Atlanta, Georgia) and Fifth Third Center (Columbus, Ohio). This outlook does not include any effects related to other potential acquisitions and dispositions that may occur after the date of this release. Factors that could cause actual 2015 FFO attributable to common stockholders to differ materially from the Company’s current expectations are discussed below.

2015 Outlook includes the following assumptions (in thousands, except share amounts and percentages):

	Low	High
Same Store Cash NOI growth, excluding lease termination fees	2.8%	3.3%
Same Store GAAP NOI growth, excluding lease termination fees	5.5%	6.0%
Lease termination fees	$2,800	$3,000
Straight-line rental income, at ownership share	$12,800	$13,000
Above- and below-market rent amortization, at ownership share	$6,400	$6,600
General and administrative expenses, including certain other items	$42,200	$42,000
Dispositions	$550,000	$600,000
Acquisitions	$200,000	$200,000
Year-end occupancy	88.9%	89.5%
Weighted average diluted shares and units outstanding (in millions)	49.2	49.2

Certain other items included in general and administrative expenses:
BHT Advisors termination fee and HPT Management buyout fee	$10,300	$10,300
Acquisition expenses	$1,450	$1,450
Common stock listing and related tender offer expenses	$5,550	$5,550

Certain other items not included in general and administrative expenses:
Acquisition expenses	$399	$399
Loss on early extinguishment of debt	$21,700	$21,700

Supplemental Information

A copy of the Company’s third quarter 2015 supplemental information regarding its financial results and operations for the quarter ended September 30, 2015, is available in the “Investor Relations” section of the Company’s website at www.tierreit.com. You may also obtain a copy by contacting the Investor Relations department by email to ir@tierreit.com.

Conference Call

A conference call will be held on Thursday, November 5, 2015, at 11:00 a.m. Eastern time/10:00 a.m. Central time. TIER REIT will host the conference call to discuss matters related to the Company’s financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed. A live audio webcast can be accessed through the Company’s website at www.tierreit.com under the “Investor Relations” section. A replay of the call will also be available on the website for 30 days.

To Participate in the Telephone Conference Call
Dial in at least five minutes prior to start time.
Domestic Call-In Number: 1-855-327-6837
International Call-In Number: 1-631-891-4304

Conference Call Playback
Call-in Number: 1-877-870-5176
International: 1-858-384-5517
Passcode: 116954
The audio playback can be accessed through November 19, 2015.

About TIER REIT, Inc.

TIER REIT, Inc. is a self-managed, Dallas, Texas-based real estate investment trust focused on maximizing total return to stockholders through the combination of stock appreciation and income derived from a sustainable distribution. TIER REIT’s investment strategy is to acquire, develop and operate a portfolio of best-in-class office properties in select U.S. markets that consistently lead the nation in population and office-using employment growth.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to sell certain properties, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Form 10-Q for the fiscal quarter ended September 30, 2015. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

TIER REIT, Inc.
Kelly Sargent, 972-483-2460
ksargent@tierreit.com
Source: TIER REIT, Inc.

Financial Tables to Follow

TIER REIT, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Real estate
Land	$184,318	$286,430
Land held for development	44,834	—
Buildings and improvements, net	1,361,270	1,482,336
Total real estate	1,590,422	1,768,766
Cash and cash equivalents	7,769	31,442
Restricted cash	16,615	35,324
Accounts receivable, net	74,817	83,380
Prepaid expenses and other assets	22,875	7,129
Investments in unconsolidated entities	85,377	39,885
Deferred financing fees, net	12,826	10,783
Lease intangibles, net	85,869	94,690
Other intangible assets, net	10,185	2,144
Assets associated with real estate held for sale	—	137,640
Total assets	$1,906,755	$2,211,183
Liabilities and equity
Liabilities
Notes payable	$1,089,629	$1,194,085
Accounts payable	1,477	2,790
Payables to related parties	302	2,041
Accrued liabilities	72,719	77,375
Acquired below-market leases, net	13,321	16,984
Distributions payable	8,556	—
Other liabilities	30,642	21,405
Obligations associated with real estate held for sale	—	108,343
Total liabilities	1,216,646	1,423,023
Commitments and contingencies
Series A Convertible Preferred Stock	2,700	4,626
Equity
Preferred stock, $.0001 par value per share; 17,490,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,241,851 and 49,877,350 shares issued and outstanding at September 30, 2015, and December 31, 2014, respectively (1)	5	5
Additional paid-in capital (1)	2,598,333	2,645,927
Cumulative distributions and net loss attributable to common stockholders	(1,902,927)	(1,862,555)
Accumulated other comprehensive loss	(10,148)	(788)
Stockholders’ equity	685,263	782,589
Noncontrolling interests	2,146	945
Total equity	687,409	783,534
Total liabilities and equity	$1,906,755	$2,211,183

(1) Amounts have been adjusted retroactively to reflect a one-for-six reverse stock split effected June 2, 2015.

TIER REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2015	September 30, 2014
Rental revenue	$69,423	$72,157
Expenses
Property operating expenses	21,290	22,464
Interest expense	12,765	16,706
Real estate taxes	9,670	11,272
Property management fees	342	2,229
General and administrative	10,123	4,515
Depreciation and amortization	31,446	29,885
Total expenses	85,636	87,071
Interest and other income	267	88
Loss on early extinguishment of debt	(30)	—
Loss from continuing operations before income taxes, equity in operations of investments, and loss on sale of assets	(15,976)	(14,826)
Provision for income taxes	(36)	(36)
Equity in operations of investments	(159)	431
Loss from continuing operations before loss on sale of assets	(16,171)	(14,431)
Discontinued operations
Income (loss) from discontinued operations	21	(5,975)
Gain on sale of discontinued operations	403	4,026
Discontinued operations	424	(1,949)
Loss on sale of assets	(85)	—
Net loss	(15,832)	(16,380)
Noncontrolling interests in continuing operations	58	34
Noncontrolling interests in discontinued operations	(1)	(9)
Dilution of Series A Convertible Preferred Stock	1,926	—
Net loss attributable to common stockholders	$(13,849)	$(16,355)
Basic and diluted weighted average common shares outstanding (1)	48,842,711	49,877,350
Basic and diluted income (loss) per common share: (1)
Continuing operations	$(0.29)	$(0.29)
Discontinued operations	0.01	(0.04)
Basic and diluted loss per common share	$(0.28)	$(0.33)

Distributions declared per common share (1)	$0.18	$—

Net income (loss) attributable to common stockholders:
Continuing operations	$(14,272)	$(14,397)
Discontinued operations	423	(1,958)
Net loss attributable to common stockholders	$(13,849)	$(16,355)
Comprehensive loss:
Net loss	$(15,832)	$(16,380)
Other comprehensive loss: unrealized loss on interest rate derivatives	(10,966)	—
Comprehensive loss	(26,798)	(16,380)
Comprehensive loss attributable to noncontrolling interests	76	25
Comprehensive loss attributable to common stockholders	$(26,722)	$(16,355)

(1) Amounts have been adjusted retroactively to reflect a one-for-six reverse stock split effected June 2, 2015.

TIER REIT, Inc.
Calculation of FFO and FAD
(in thousands, except per share data)

	Three Months Ended
Funds from operations (FFO)	30-Sep-15	30-Sep-14

Net loss	$(15,832)	$(16,380)
Net loss attributable to noncontrolling interests	57	25
Dilution of Series A Convertible Preferred Stock	1,926	—
Adjustments (1):
Real estate depreciation and amortization - consolidated	31,217	36,245
Real estate depreciation and amortization - unconsolidated joint ventures	1,904	1,275
Real estate depreciation and amortization - noncontrolling interest	(10)	—
Gain on sale of depreciable real estate	(318)	(4,026)
Taxes associated with sale of depreciable real estate	(5)	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(56)	(68)
FFO attributable to common stockholders	$18,883	$17,071

FFO, excluding certain items
FFO attributable to common stockholders	$18,883	$17,071
Adjustments (1):
Acquisition expenses	642	4
Tender offer and listing costs	2,562	—
Loss on early extinguishment of debt	127	946
Non-cash default interest (2)	355	—
BHT Advisors termination fee and HPT Management buyout fee	101	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(7)	(1)
Dilution of Series A Convertible Preferred Stock	(1,926)	—
FFO attributable to common stock holders, excluding certain items	$20,737	$18,020

Funds available for distribution (FAD)
FFO attributable to common stock holders	$18,883	$17,071
Adjustments (1):
Recurring capital expenditures	(13,795)	(16,056)
Straight-line rent adjustments	(2,525)	(411)
Above- and below-market rent amortization	(2,139)	(827)
Amortization of deferred financing fees and mark to market	930	831
Amortization of restricted shares and units	505	369
Acquisition expenses	642	4
Tender offer and listing costs	2,562	—
Loss on early extinguishment of debt	127	946
Default interest	355	—
BHT Advisors termination fee and HPT Management buyout fee	101	—
Depreciation and amortization - non-real estate assets	229	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	5	31
Dilution of Series A Convertible Preferred Stock	(1,926)	—
FAD attributable to common stockholders	$3,954	$1,958

Weighted average common shares outstanding - basic (3)	48,843	49,877
Weighted average common shares outstanding - diluted (3)	49,034	49,996

Diluted FFO per common share (3)	$0.39	$0.34
Diluted FFO, excluding certain items per common share (3)	$0.42	$0.36
Diluted FAD per common share (3)	$0.08	$0.04

(1) Adjustments represent our pro rata share of consolidated and unconsolidated amounts, including discontinued operations.
(2) As of September 30, 2015, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Based on our previous experience, we anticipate that when ownership of the property is conveyed to the lender, this default interest will be forgiven.

(3) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

TIER REIT, Inc.
Calculation of Same-Store GAAP NOI and Same Store Cash NOI
(in thousands)

	Three Months Ended
	September 30, 2015	September 30, 2014
Same Store Revenue:
Rental revenue	$63,394	$60,331
Less:
Lease termination fees	(2,018)	(919)
	61,376	59,412

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	19,282	17,930
Real estate taxes	8,731	9,638
Property management fees	256	1,871
Property Expenses	28,269	29,439
Same Store GAAP NOI - consolidated properties	33,107	29,973
Same Store GAAP NOI - unconsolidated properties (at ownership %)	2,750	2,571
Same Store GAAP NOI	35,857	32,544

Less:
Straight-line rent revenue adjustment	(1,368)	(618)
Amortization of above- and below-market rents, net	(1,476)	(572)
Same Store Cash NOI consolidated properties	$30,263	$28,783
Same Store Cash NOI - unconsolidated properties (at ownership %)	2,455	2,408
Same Store Cash NOI	$32,718	$31,191

Reconciliation of net loss to Same Store GAAP NOI and Same Store Cash NOI
Net loss	$(15,832)	$(16,380)
Adjustments:
Interest expense	12,765	16,706
Tenant improvement demolition costs	106	244
General and administrative	10,123	4,515
Depreciation and amortization	31,446	29,885
Interest and other income	(267)	(88)
Loss on early extinguishment of debt	30	—
Provision for income taxes	36	36
Equity in operations of investments	159	(431)
(Income) loss from discontinued operations	(21)	5,975
Gain on sale of discontinued operations	(403)	(4,026)
Loss on sale of assets	85	—
Net operating income of non-same store properties	(3,102)	(5,544)
Lease termination fees	(2,018)	(919)
Same store GAAP NOI unconsolidated properties (at ownership %)	2,750	2,571
Same Store GAAP NOI	35,857	32,544
Straight-line rent revenue adjustment	(1,368)	(618)
Amortization of above- and below-market rents, net	(1,476)	(572)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(295)	(163)
Same Store Cash NOI	$32,718	$31,191

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although Funds from Operations; Funds from Operations, excluding certain items; Funds Available for Distribution; Same Store GAAP NOI; and Same Store Cash NOI are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO attributable to common stockholders, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or indications of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions. Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected. FFO and FFO, excluding certain items, are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and FFO, excluding certain items. FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements. Our FFO and FFO, excluding certain items, attributable to common stockholders as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret it differently.

Funds Available for Distribution (FAD)

FAD is a non-GAAP financial measure that we define as FFO, excluding fair value mark to market adjustments, non-real estate depreciation and amortization, non-cash stock-based compensation expense, accretion or dilution of Series A preferred stock, the amortization of financing costs, realized gains (losses) from the early extinguishment of derivatives, acquisition fees and expenses, straight-line rent amounts, amortization of above- or below-market intangible assets and liabilities, gains or losses on early extinguishment of debt, costs associated with our tender offer and NYSE listing, default interest incurred or forgiven, and other non-recurring charges, less recurring capital expenditures, each as adjusted for our pro rata share of consolidated and unconsolidated amounts. Recurring capital expenditures are those capital expenditures, tenant improvements, leasing commissions and deferred lease incentives that are incurred to maintain current in-place rents including the leasing costs incurred to replace tenants upon lease expiration. Recurring capital expenditures exclude non-recurring capital expenditures. Non-recurring capital expenditures are those capital expenditures (1) incurred to change the class or characterization of an asset, (2) identified as deferred capital needs at the acquisition of a property and were incurred within a reasonable period of time subsequent to the property’s acquisition, or (3) incurred for tenant improvements, leasing commissions, or deferred lease incentives within twelve months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least twelve months. Although our FAD may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund our cash needs and to make cash distributions to equity owners.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.

Same Store GAAP NOI and Same Store Cash NOI

Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating properties owned and operated for the entirety of the current and comparable periods and include our current ownership percentage in each period for properties in which we own an unconsolidated interest.  We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of the current and comparable periods and therefore eliminate variations caused by acquisitions or dispositions during the periods under review.

Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.